Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bottomline Technologies (de), Inc. 2000 Stock Incentive Plan of our report dated August 1, 2002, with respect to the consolidated financial statements of Bottomline Technologies (de), Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 2002 and the related financial statement schedule included therein, filed with the Securities Exchange Commission.

/S/ ERNST & YOUNG LLP

Boston, Massachusetts
December 16, 2002